                                                                      EXHIBIT 11

               AMERICAN NATIONAL FINANCIAL, INC. AND SUBSIDIARIES
                        COMPUTATION OF BASIC AND DILUTED
                               EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         THREE MONTHS ENDED       SIX MONTHS ENDED
                                              JUNE 30,                JUNE 30,
                                         ------------------      ------------------
                                          2000        1999        2000        1999
                                         ------      ------      ------      ------
Net earnings, basic basis .........      $  643      $2,647      $  311      $5,443
                                         ======      ======      ======      ======
Weighted average basic shares .....       7,312       7,150       7,270       6,606
                                         ------      ------      ------      ------
Basic earnings per share ..........      $ 0.09      $ 0.37      $ 0.04      $ 0.82
                                         ======      ======      ======      ======

Diluted net earnings ..............      $  643      $2,647      $  311      $5,443
                                         ======      ======      ======      ======
Weighted average shares outstanding
  during the period, basic basis ..       7,312       7,150       7,270       6,606

Effect of dilutive options ........          --          --          --          66
                                         ------      ------      ------      ------
Weighted average shares outstanding
  during the period, diluted basis        7,312       7,150       7,270       6,672
                                         ======      ======      ======      ======

Diluted earnings per share ........      $ 0.09      $ 0.37      $ 0.04      $ 0.82
                                         ======      ======      ======      ======